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Exhibit (h)(2)

                            ADMINISTRATION AGREEMENT
                                 CLASS I SHARES

         This Agreement is made as of May 1, 1995, between Neuberger Berman Advisers Management Trust, a Delaware business trust ("Trust"), and Neuberger Berman Management Inc., a New York corporation ("Administrator") as amended and restated on January 1, 1999, May 26, 1999 and May 1, 2002.

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end, management investment company and has established several separate series of shares ("Portfolios"), with each Portfolio having its own assets and investment policies;

         WHEREAS, each Portfolio has one or more classes of shares of beneficial interest, and one such Class has been designated as Class I ("Class I Shares"); and

         WHEREAS, the Trust desires to retain the Administrator to furnish administrative services to the Class I Shares of each Portfolio listed in Schedule A attached hereto, and to the Class I Shares of such other Portfolios of the Trust hereinafter established as agreed to from time to time by the parties, evidenced by an addendum to Schedule A (hereinafter "Portfolio" shall refer to each Portfolio which is subject to this Agreement and all agreements and actions described herein to be made or taken by a Portfolio shall be made or taken by the Trust on behalf of the Portfolio), and the Administrator is willing to furnish such services,

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

                  Services of the Administrator.

                  1.1 Administrative Services. The Administrator shall supervise the business and affairs of each Portfolio and its Class I Shares and shall provide such services required for effective administration of such Portfolio and its Class I Shares as are not provided by employees or other agents engaged by such Portfolio; provided, that the Administrator shall not have any obligation to provide under this Agreement any direct or indirect services to a Portfolio's shareholders, any services related to the distribution of a Portfolio's shares, or any other services that are the subject of a separate agreement or arrangement between a Portfolio and the Administrator. The Administrator can use any of the officers and employees of Neuberger Berman, LLC to provide any of the services or reports required under this agreement. Subject to the foregoing, in providing administrative services hereunder, the Administrator shall:

                           1.1.1 Office Space, Equipment and Facilities. Furnish
without cost to each Portfolio and its Class I Shares, or pay the cost of, such office space, office equipment and office facilities as are adequate for the needs of the Portfolio and its Class I Shares;

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                           1.1.2 Personnel. Provide, without remuneration from
or other cost to each Portfolio, the services of individuals competent to perform all of the Portfolio's executive, administrative and clerical functions of each Portfolio and its Class I Shares that are not performed by employees or other agents engaged by the Portfolios or by the Administrator acting in some other capacity pursuant to a separate agreement or arrangement with the Portfolio;

                           1.1.3 Agents. Assist each Portfolio in selecting and
coordinating the activities of the other agents engaged by the Portfolio, including the Portfolio's custodian, independent auditors and legal counsel,

                           1.1.4 Trustees and Officers. Authorize and permit the
Administrator's directors, officers or employees who may be elected or appointed as trustees or officers of the Trust to serve in such capacities, without remuneration from or other cost to the Trust or any Portfolio;

                           1.1.5 Books and Records. Ensure that all financial,
accounting and other records required to be maintained and preserved by each Portfolio are maintained and preserved by it or on its behalf in accordance with applicable laws and regulations; and

                           1.1.6 Reports and Filings. Assist in the preparation
of (but not pay for) all periodic reports by each Portfolio or its Class I Shares to shareholders of such Portfolio or Class and all reports and filings required to maintain the registration and qualification of the Portfolio and the Class I Shares, or to meet other regulatory or tax requirements applicable to the Portfolio or its Class I Shares, under federal and state securities and tax laws.

          2.       Expenses of each Portfolio.

                  2.1 Expenses to be Paid by the Administrator. The Administrator shall pay all salaries, expenses and fees of the officers, trustees, or employees of the Trust who are officers, directors or employees of the Administrator. If the Administrator pays or assumes any expenses of the Trust, Portfolio or Class not required to be paid or assumed by the Administrator under this Agreement, the Administrator shall not be obligated hereby to pay or assume the same or any similar expense in the future; provided, that nothing herein contained shall be deemed to relieve the Administrator of any obligation to the Trust or to a Portfolio or Class under any separate agreement or arrangement between the parties.

                  2.2 Expenses to be Paid by the Portfolios. Each Portfolio shall bear all expenses of its operation, except those specifically allocated to the Administrator under this Agreement or under any separate agreement between such Portfolio and the Administrator. Expenses to be borne by such Portfolio shall include both expenses directly attributable to the operation of that Portfolio and the offering of its shares, as well as the portion of any expenses of the Trust that is properly allocable to such Portfolio in a manner approved by the trustees of the Trust ("Trustees"). (The allocation of such expenses among the classes of a Series, on either a class specific or pro rata basis, shall be made in accordance with the Trust's 18f-3 Plan.) Subject to any separate agreement or arrangement between the Trust or a Portfolio and the Administrator,

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the expenses hereby allocated to each Portfolio, and not to the Administrator, include, but are not limited to:

                           2.2.1 Custody. All charges of depositories,
custodians, and other agents for the transfer, receipt, safekeeping, and servicing of its cash, securities, and other property;

                           2.2.2 Shareholder Servicing. All expenses of
maintaining and servicing shareholder accounts, including, but not limited to, the charges of any shareholder servicing agent, dividend disbursing agent or other agent (other than the Administrator hereunder) engaged by a Portfolio to service shareholder accounts;

                           2.2.3 Shareholder Reports. All expenses of preparing,
setting in type, printing and distributing reports and other communications to shareholders of a Portfolio;

                           2.2.4 Prospectuses. All expenses of preparing,
setting in type, printing and mailing annual or more frequent revisions of a Portfolio's Prospectus and SAI and any supplements thereto and of supplying them to shareholders of the Portfolio and Account holders;

                           2.2.5 Pricing and Portfolio Valuation. All expenses
of computing a Portfolio's NAV per share, including any equipment or services obtained for the purpose of pricing shares or valuing the Portfolio's investment portfolio;

                           2.2.6 Communications. All charges for equipment or
services used for communications between the Administrator or the Portfolio and any custodian, shareholder servicing agent, portfolio accounting services agent, or other agent engaged by a Portfolio;

                           2.2.7 Legal and Accounting Fees. All charges for
services and expenses of a Portfolio's legal counsel and independent auditors;

                           2.2.8 Trustees' Fees and Expenses. All compensation
of Trustees other than those affiliated with the Administrator, all expenses incurred in connection with such unaffiliated Trustees' services as Trustees, and all other expenses of meetings of the Trustees or committees thereof;

                           2.2.9 Shareholder Meetings. All expenses incidental
to holding meetings of shareholders, including the printing of notices and proxy materials, and proxy solicitation therefor;

                           2.2.10 Federal Registration Fees. All fees and
expenses of registering and maintaining the registration of the Trust and each Portfolio under the 1940 Act and the registration of each Portfolio's shares under the Securities Act of 1933 (the "1933 Act"), including all fees and expenses incurred in connection with the preparation, setting in type, printing, and filing of any Registration Statement, Prospectus and SAI under the 1933 Act or the 1940 Act, and any amendments or supplements that may be made from time to time;

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                           2.2.11 State Registration Fees. All fees and expenses
of qualifying and maintaining the qualification of the Trust and each Portfolio and of each Portfolio's shares for sale under securities laws of various states or jurisdictions, and of registration and qualification of each Portfolio under all other laws applicable to a Portfolio or its business activities (including registering the Portfolio as a broker-dealer, or any officer of the Portfolio or any person as agent or salesman of the Portfolio in any state);

                           2.2.12 Share Certificates. All expenses of preparing
and transmitting a Portfolio's share certificates, if any;

                           2.2.13 Confirmations. All expenses incurred in
connection with the issue and transfer of a Portfolio's shares, including the expenses of confirming all share transactions;

                           2.2.14 Bonding and Insurance. All expenses of bond,
liability, and other insurance coverage required by law or regulation or deemed advisable by the Trustees, including, without limitation, such bond, liability and other insurance expense that may from time to time be allocated to the Portfolio in a manner approved by the Trustees;

                           2.2.15 Brokerage Commissions. All brokers'
commissions and other charges incident to the purchase, sale or lending of a Portfolio's securities;

                           2.2.16 Taxes. All taxes or governmental fees payable
by or with respect to a Portfolio to federal, state or other governmental agencies, domestic or foreign, including stamp or other transfer taxes;

                           2.2.17 Trade Association Fees. Its proportionate
share of all fees, dues and other expenses incurred in connection with the Trust's membership in any trade association or other investment organization;

                           2.2.18 Nonrecurring and Extraordinary Expenses. Such
nonrecurring and extraordinary expenses as may arise, including the costs of actions, suits, or proceedings to which the Portfolio is a party and the expenses a Portfolio may incur as a result of its legal obligation to provide indemnification to the Trust's officers, Trustees and agents;

                           2.2.19 Organizational Expenses. All organizational
expenses of each Portfolio paid or assessed by the Administrator, which such Portfolio shall reimburse to the Administrator at such time or times and subject to such condition or conditions as shall be specified in the Prospectus and SAI pursuant to which such Portfolio makes the initial public offering of its shares; and

                           2.2.20 Investment Advisory Services. Any fees and
expenses for investment advisory services that may be incurred or contracted for by a Portfolio.

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          3.      Administration Fee.

                  3.1 Fee. As compensation for all services rendered, facilities provided and expenses paid or assumed by the Administrator to or for each Portfolio or its Class I Shares under this Agreement, the Class I Shares of such Portfolio shall pay the Administrator an annual fee as set out in Schedule B to this Agreement.

                  3.2 Computation and Payment of Fee. The administration fee shall accrue on each calendar day, and shall be payable monthly on the first business day of the next succeeding calendar month. The daily fee accruals for each Portfolio shall be computed by multiplying the fraction of one divided by the number of days in the calendar year by the applicable annual administration fee rate (as set forth in Schedule B hereto), and multiplying this product by the NAV of the Class I Shares of such Portfolio, determined in the manner set forth in such Portfolio's then-current Class I Shares Prospectus, as of the close of business on the last preceding business day on which such Portfolio's Class I Shares NAV was determined.

          4. Ownership of Records. All records required to be maintained and preserved by each Portfolio pursuant to the provisions or rules or regulations of the Securities and Exchange Commission ("SEC") under section 31(a) of the 1940 Act and maintained and preserved by the Administrator on behalf of such Portfolio are the property of such Portfolio and shall be surrendered by the Administrator promptly on request by the Portfolio; provided, that the Administrator may at its own expense make and retain copies of any such records.

          5. Reports to Administrator. Each Portfolio shall furnish or otherwise make available to the Administrator such copies of that Portfolio's Class I Shares Prospectus, SAI, financial statements, proxy statements, reports, and other information relating to its business and affairs as the Administrator may, at any time or from time to time, reasonably require in order to discharge its obligations under this Agreement.

          6. Reports to each Portfolio. The Administrator shall prepare and furnish to each Portfolio such reports, statistical data and other information in such form and at such intervals as such Portfolio may reasonably request.

          7. Ownership of Software and Related Materials. All computer programs, written procedures and similar items developed or acquired and used by the Administrator in performing its obligations under this Agreement shall be the property of the Administrator, and no Portfolio will acquire any ownership interest therein or property rights with respect thereto.

          8. Confidentiality. The Administrator agrees, on its own behalf and on behalf of its employees, agents and contractors, to keep confidential any and all records maintained and other information obtained hereunder which relate to any Portfolio or to any of a Portfolio's former, current or prospective shareholders, except that the Administrator may deliver records or divulge information (a) when requested to do so by duly constituted authorities after prior notification to and approval in writing by such Portfolio (which approval will not be unreasonably withheld and may not be withheld by such Portfolio where the Administrator advises such Portfolio that it may

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be exposed to civil or criminal contempt proceedings or other penalties for failure to comply with such request) or (b) whenever requested in writing to do so by such Portfolio.

          9. The Administrator's Actions in Reliance on Portfolios' Instructions, Legal Opinions, Etc.; Portfolios' Compliance with Laws.

                  9.1 The Administrator may at any time apply to an officer of the Trust for instructions, and may consult with legal counsel for a Portfolio or with the Administrator's own legal counsel, in respect of any matter arising in connection with this Agreement; and the Administrator shall not be liable for any action taken or omitted to be taken in good faith and with due care in accordance with such instructions or with the advice or opinion of such legal counsel. The Administrator shall be protected in acting upon any such instructions, advice or opinion and upon any other paper or document delivered by a Portfolio or such legal counsel which the Administrator believes to be genuine and to have been signed by the proper person or persons, and the Administrator shall not be held to have notice of any change of status or authority of any officer or representative of the Trust, until receipt of written notice thereof from the Portfolio.

                  9.2 Except as otherwise provided in this Agreement or in any separate agreement between the parties and except for the accuracy of information furnished to each Portfolio by the Administrator, each Portfolio assumes full responsibility for the preparation, contents, filing and distribution of its Class I Shares Prospectus and SAI, and full responsibility for other documents or actions required for compliance with all applicable requirements of the 1940 Act, the Securities Exchange Act of 1934, the 1933 Act, and any other applicable laws, rules and regulations of governmental authorities having jurisdiction over such Portfolio.

          10. Services to Other Clients. Nothing herein contained shall limit the freedom of the Administrator or any affiliated person of the Administrator to render administrative or shareholder services to other investment companies, to act as administrator to other persons, firms, or corporations, or to engage in other business activities.

          11. Limitation of Liability Regarding the Trust. The Administrator shall look only to the assets of each Portfolio for performance of this Agreement by the Trust on behalf of such Portfolio, and neither the Trustees of the Trust nor any of the Trust's officers, employees or agents, whether past, present or future shall be personally liable therefor.

          12. Indemnification by Portfolio. Each Portfolio shall indemnify the Administrator and hold it harmless from and against any and all losses, damages and expenses, including reasonable attorneys' fees and expenses, incurred by the Administrator that result from: (i) any claim, action, suit or proceeding in connection with the Administrator's entry into or performance of this Agreement with respect to such Portfolio; or (ii) any action taken or omission to act committed by the Administrator in the performance of its obligations hereunder with respect to such Portfolio; or (iii) any action of the Administrator upon instructions believed in good faith by it to have been executed by a duly authorized officer or representative of the Trust with respect to such Portfolio; provided, that the Administrator shall not be entitled to such indemnification in

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respect of actions or omissions constituting negligence or misconduct on the part of the Administrator or its employees, agents or contractors. Before confessing any claim against it which may be subject to indemnification by a Portfolio hereunder, the Administrator shall give such Portfolio reasonable opportunity to defend against such claim in its own name or in the name of the Administrator.

          13. Indemnification by the Administrator. The Administrator shall indemnify each Portfolio and hold it harmless from and against any and all losses, damages and expenses, including reasonable attorneys' fees and expenses, incurred by such Portfolio which result from (i) the Administrator's failure to comply with the terms of this Agreement with respect to such Portfolio; or (ii) the Administrator's lack of good faith in performing its obligations hereunder with respect to such Portfolio; or (iii) the Administrator's negligence or misconduct or its employees, agents or contractors in connection herewith with respect to such Portfolio. A Portfolio shall not be entitled to such indemnification in respect of actions or omissions constituting negligence or misconduct on the part of that Portfolio or its employees, agents or contractors other than the Administrator unless such negligence or misconduct results from or is accompanied by negligence or misconduct on the part of the Administrator, any affiliated person of the Administrator, or any affiliated person of an affiliated person of the Administrator. Before confessing any claim against it which may be subject to indemnification hereunder, a Portfolio shall give the Administrator reasonable opportunity to defend against such claim in its own name or in the name of the Trust on behalf of such Portfolio.

          14. Effect of Agreement. Nothing herein contained shall be deemed to require the Trust or any Portfolio to take any action contrary to the Trust Instrument or By-laws of the Trust or any applicable law, regulation or order to which it is subject or by which it is bound, or to relieve or deprive the Trustees of their responsibility for and control of the conduct of the business and affairs of the Portfolio or Trust.

          15. Term of Agreement. The term of this Agreement shall begin on the date indicated with respect to each Portfolio listed in Schedule A and, unless sooner terminated as hereinafter provided, this Agreement shall remain in effect to the date two years after such execution, unless renewed as hereinafter provided prior to that date. Thereafter, in each case this Agreement shall continue in effect with respect to each Portfolio from year to year, subject to the termination provisions and all other terms and conditions hereof; provided, such continuance with respect to a Portfolio is approved at least annually by vote or written consent of the Trustees, including a majority of the Trustees who are not interested persons of either party hereto ("Disinterested Trustees"); and provided further, that the Administrator shall not have notified a Portfolio in writing at least sixty days prior to the first expiration date hereof or at least sixty days prior to any expiration date in any year thereafter that it does not desire such continuation. The Administrator shall furnish any Portfolio, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment thereof.

          16. Amendment or Assignment of Agreement. Any amendment to this Agreement shall be in writing signed by the parties hereto; provided, that no such amendment shall be effective

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unless authorized on behalf of any Portfolio (i) by resolution of the Trustees, including the vote or written consent of a majority of the Disinterested Trustees, or (ii) by vote of a majority of the outstanding voting securities of the Class I Shares of such Portfolio. This Agreement shall terminate automatically and immediately in the event of its assignment; provided, that with the consent of a Portfolio, the Administrator may subcontract to another person any of its responsibilities with respect to such Portfolio.

          17. Termination of Agreement. This Agreement may be terminated at any time by either party hereto, without the payment of any penalty, upon at least sixty days' prior written notice to the other party; provided, that in the case of termination by any Portfolio, such action shall have been authorized (i) by resolution of the Trustees, including the vote or written consent of the Disinterested Trustees, or (ii) by vote of a majority of the outstanding voting securities of the Class I Shares of such Portfolio.

          18. Use of Name. Each Portfolio hereby agrees that if the Administrator shall at any time for any reason cease to serve as administrator to a Portfolio, such Portfolio shall, if and when requested by the Administrator, thereafter refrain from using the name "Neuberger Berman" or the initials "NB" in connection with its business or activities, and the foregoing agreement of each Portfolio shall survive any termination of this Agreement and any extension or renewal thereof.

          19. Interpretation and Definition of Terms. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the 1940 Act. Specifically, the terms "vote of a majority of the outstanding voting securities," "interested persons," "assignment" and "affiliated person," as used in this Agreement shall have the meanings assigned to them by section 2(a) of the 1940 Act. In addition, when the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is modified, interpreted or relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

          20. Choice of Law. This Agreement is made to be principally performed in the State of New York, and except insofar as the 1940 Act or other federal laws and regulations may be controlling, this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York.

          21. Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

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          22. Execution in Counterparts. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.






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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be signed by their respective officers thereunto duly authorized and their respective seals to be hereunto affixed, as of the day and year first above written.


Attest:                                            NEUBERGER BERMAN
                                                   ADVISERS MANAGEMENT TRUST



---------------------------                        ----------------------------
Secretary                                          By:
                                                   Title:


Attest:                                            NEUBERGER BERMAN
                                                   MANAGEMENT INC.



---------------------------                        ----------------------------
Secretary                                          By:
                                                   Title:



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                   NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
                            ADMINISTRATION AGREEMENT
                                 CLASS I SHARES

                                   SCHEDULE A

         The Class I Shares of the Portfolios of Neuberger Berman Advisers Management Trust currently subject to this Agreement and the dates such Portfolios were added to this Agreement are as follows:

Liquid Asset Portfolio                                 May 1, 1995
Growth Portfolio                                       May 1, 1995
Balanced Portfolio                                     May 1, 1995
Partners Portfolio                                     May 1, 1995
Limited Maturity Bond Portfolio                        May 1, 1995
Guardian Portfolio                                     October 15, 1997
Mid-Cap Growth Portfolio                               October 15, 1997
Socially Responsive Portfolio                          August 19, 1998
Regency Portfolio                                      May 1, 2001


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                   NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
                            ADMINISTRATION AGREEMENT
                                 CLASS I SHARES

                                   SCHEDULE B

         Compensation pursuant to Paragraph 3 of the Neuberger Berman Advisers Management Trust Administration Agreement shall be:

         (1) The following percentage per annum of the average daily net assets attributable to the Class I Shares of each Portfolio:

Growth Portfolio                                      0.30%
Partners Portfolio                                    0.30%
Balanced Portfolio                                    0.30%
Limited Maturity Bond Portfolio                       0.40%
Liquid Asset Portfolio                                0.40%
Guardian Portfolio                                    0.30%
Mid-Cap Growth Portfolio                              0.30%
Socially Responsive Portfolio                         0.30%
Regency Portfolio                                     0.30%

         (2) Certain out-of-pocket expenses for technology used for shareholder servicing and shareholder communications, subject to the prior approval of an annual budget by the Trust's Board of Trustees, including a majority of those Trustees who are not interested persons of the Trust or of Neuberger Berman Management Inc., and periodic reports to the Board of Trustees on actual expenses.

DATED:  May 1, 2002


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